EXHIBIT 10.i.(n)

ISSUER SHARE REPURCHASE AGREEMENT

THIS ISSUER SHARE REPURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") made as of this March 16 2000, by and between IMC GLOBAL INC. (the "Share Repurchaser") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Share Seller").

WHEREAS, the Share Seller desires to sell 5,400,000 shares (the "Reference Number") of common stock, par value $1.00 of the Share Repurchaser (the "Shares") to the Share Repurchaser and the Share Repurchaser desires to purchase the Reference Number of Shares from the Share Seller for an amount equal to the Reference Number of Shares multiplied by the Initial Share Price;

WHEREAS, the Share Repurchaser desires to receive all distributions made in respect of ordinary cash dividends and other cash distributions paid on the Reference Number of Shares with respect to dividend record dates from and including the Trade Date;

WHEREAS, in order to secure certain obligations of the Share Seller hereunder, the Share Seller will enter into the Pledge Agreement attached hereto as Exhibit A pursuant to which the Share Seller will pledge to the Share Repurchaser the Reference Number of Shares by the Share Seller and such shares will be held by The Bank of New York, as collateral agent (together with its successor and assigns, the "Collateral Agent") for the benefit of the Share Repurchaser;

WHEREAS, the parties intend that for U.S. income tax purposes this Agreement constitutes a loan of the Principal Amount from the Share Seller to the Share Repurchaser and each party will so reflect the transaction as such on its tax returns; and

WHEREAS, the parties intend that the benefit of any appreciation and risk of loss from any depreciation resulting from a change in the price of the Shares from the Trade Date to the Maturity Date will accrue to the Share Repurchaser and not to the Share Seller;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1. Definitions. All the terms used in this Agreement shall have the following meanings:

"Blackout Event" means (i) any period of time during which the Share Repurchaser is engaged in a "distribution" of its Shares or of any other security as to which the Shares are a "reference security" (as such terms are defined in Regulation M under the Securities Exchange Act of 1934, as amended) or there is pending a tender or exchange offer for its shares by the Share Repurchaser or any other party, which period shall be in effect for so long as the rules promulgated by the Securities and Exchange Commission impose restrictions on bids for, or purchases of, Shares by the Share Repurchaser or any of its affiliates as a result of such distribution or tender offer, (ii) any period of time during which the Share Repurchaser has imposed a "blackout" due to an impending earnings or other announcement, which period shall be in effect during the applicable period determined by the Share Repurchaser, or (iii) any period of time during which the Share Repurchaser determines in its reasonable good faith judgement that any transactions in the Shares or related disclosure or filing obligations (including in connection with the Registration Rights Agreement and Shelf Registration referred to herein) would reasonably be expected to have a material adverse effect on any proposal or plan by the Share Repurchaser or any of its subsidiaries to engage in any acquisition or disposition of assets (other than in the ordinary course of business), merger, consolidation, joint venture, tender or exchange offer, reorganization, recapitalization, financing or other similar transaction; provided that, in no event shall a Blackout Event exceed 60 Exchange Business Days.

"Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York.

"Calculation Agent" means the Share Seller. All the determinations and calculations made by the Calculation Agent shall be made in good faith and in the exercise of its commercially reasonable judgment after consultation with the Share Repurchaser. All such determinations and calculations shall be binding in the absence of manifest error. In the event that the Share Repurchaser disputes any calculation or determination made by the Calculation Agent within 3 Business Days of such calculation or determination, the parties will appoint within three Business Days a mutually acceptable substitute calculation agent who is an independent leading dealer in equity derivatives. The costs and expenses for such independent dealer will be borne by the parties equally unless the substitute calculation agent makes the same calculation or determination as previously made by the Calculation Agent in which case such costs and expenses will be borne by the Share Repurchaser. In the event the parties cannot select a mutually acceptable substitute calculation agent, each party will select a leading independent dealer in equity derivatives and such dealers will within two Business Days select the substitute calculation agent.

"Calculation Period" means the period from and including a Payment Date to but excluding the next following Payment Date. The initial Calculation Period will commence on and include the Trade Date and the final Calculation Period will end on and exclude the Maturity Date.

           "Clearance System" means the principal domestic clearance system customarily used for settling trades in the Shares.

           "Collateral" shall have the meaning given such term in the Pledge Agreement.

           "Collateral Agent" means The Bank of New York, as collateral agent under the Pledge Agreement.

            "Credit Agreement" means the $650,000,000 Amended and Restated Five-Year Credit Agreement dated as of December 8, 1999 among IMC Global Inc., The Banks and Agents listed thereon, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager, as amended from time to time, after giving effect to any consents and waivers and whether in effect at such time or not.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Designated Maturity" means three months.

           "Event of Default" means the occurrence of an event specified in Section 5 hereof.

           "Exchange" means The New York Stock Exchange.

           "Exchange Business Day" means a day that is (or, but for the occurrence of a Market Disruption Event, would have been) a trading day on the Exchange and on each principal options and futures exchange for the Shares other than a day on which trading on any such Exchange or principal options or futures exchange is scheduled to close prior to its regular weekday closing time.

           "Floating Rate" means the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the Payment Date , or any successor thereto that shall be mutually agreed between the parties.

           "Floating Rate Day Count Fraction" means the number of days elapsed in the period divided by 360.

           "Guarantor" means the Share Seller and its successors or assigns.

           "Guaranty" means the Guaranty of the Share Seller in the form attached hereto as Exhibit B.

           "Initial Share Price" means $14.7291 per Share.

           "JPMSI" means J.P. Morgan Securities Inc. and its successors and assigns.

           "London Banking Days" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

           "Market Disruption Event" means the occurrence or existence on any Exchange Business Day during the one-half hour period that ends prior to the close of trading on the Exchange of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) in (a) the Shares on the Exchange or (b) any options contracts or futures contracts relating to the Shares on any principal options or futures exchange if, in any such case, that suspension or limitation is, in the determination of the Calculation Agent, material.

           "Maturity Date" means the Scheduled Maturity Date, unless such day falls during a Blackout Event. If such day falls during a Blackout Event, then the Maturity Date will be the first Exchange Business Day immediately following the last day of the Blackout Event.

            "Payment Date" means June 16, 2000, September 18, 2000, December 18, 2000, March 16, 2001, June 18, 2001, September 17, 2001, December 17, 2001 and the Maturity Date .

"Pledge Agreement" means the Pledge Agreement, dated as of March 16, 2000, among the Share Seller, the Share Repurchaser and the Collateral Agent and substantially in the form of Exhibit A hereto, as the same may be amended, supplemented or otherwise modified from time to time.

           "Principal Amount" means an amount equal to the Reference Number of Shares multiplied by the Initial Share Price.

           "Scheduled Maturity Date" means March 18, 2002.

           "Shares" means the shares of common stock, par value $1.00, of the Share Repurchaser.

"Spread" means, with respect to the initial Calculation Period, 330 basis points, and with respect to each Calculation Period following the initial Calculation Period, 155 basis points.

            "Trade Date" means March 16, 2000.

Section 2. Payment and Delivery.

(a) Initial and Other Payments. The Share Repurchaser shall (i) pay or shall have paid to the Share Seller on or prior to the Trade Date hereof an amount equal to $0.03 multiplied by the Reference Number of Shares and (ii) pay to the Share Seller on each Payment Date an amount equal to the product of (x) the Principal Amount multiplied by (y) the sum of the Floating Rate plus the Spread multiplied by (z) the Floating Rate Day Count Fraction.

(b) Dividends. On each date on which the Share Repurchaser pays an ordinary cash dividend or other cash distribution on the Shares, an amount equal to such ordinary cash dividends and other cash distribution multiplied by the Reference Number of Shares shall promptly after receipt be paid in immediately available funds by the Collateral Agent to the Share Repurchaser pursuant to Section 5 of the Pledge Agreement.

(c) Physical Settlement. On the Scheduled Maturity Date, unless the Share Repurchaser shall have elected Optional Share Settlement pursuant to Section 2(e), the Share Repurchaser shall pay to the Collateral Agent for the account of the Share Seller in immediately available funds the Principal Amount and the Collateral Agent shall deliver to the Share Repurchaser the Reference Number of Shares and any other Collateral pursuant to Section 10 of the Pledge Agreement.

(d) Blackout Events. In the event that there exists a Blackout Event on the Scheduled Maturity Date and the Share Repurchaser shall have elected Optional Share Settlement, the Share Repurchaser shall pay to the Share Seller for the period from and including the Scheduled Maturity Date to the date on which such Blackout Event ends, an amount equal to the Share Seller's cost of funding the Principal Amount, together with an interest rate spread that would be applicable to a borrower of similar creditworthiness (such spread not to exceed 355 basis points) as the Share Repurchaser at such time as determined by the Share Seller, on the basis of the number of days actually elapsed during such period divided by 360. The Share Repurchaser shall notify the Share Seller of the existence of any Blackout Event with respect to the Scheduled Maturity Date and of the date such Blackout Event ends, in each case by no later than the date on which such event occurs. In the event the Blackout Event exceeds 60 Exchange Business Days, the parties agree in good faith to negotiate to terminate each party's obligations hereunder in exchange for any payments or deliveries that the parties may agree to make or receive. In the event that the parties cannot mutually negotiate a settlement of this Agreement, the provisions of Section 2(c) shall apply.

(e) Optional Share Settlement. (i) On not less than 5 Business Days' notice to the Share Seller, the Share Repurchaser may elect to settle all or, in accordance with Section 20, a portion of its obligations under this Agreement by arranging for a sale of all or a portion of the Shares (as provided herein) which are held by the Collateral Agent by providing irrevocable notice to the Share Seller of such election ("Optional Share Settlement"). If the Share Repurchaser shall have elected Optional Share Settlement, the following conditions must be met: (i) the Share Repurchaser will enter into a Registration Rights Agreement with the Share Seller or any of its designated affiliates in form and substance reasonably satisfactory to the Share Seller not later than the Maturity Date, which agreement will contain, among other things, customary representations and warranties and indemnification and other rights relating to the registration of the Shares, including, without limitation, the right to have made available to the Share Seller for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by the Share Seller in connection with such Registration Statement and the Share Seller shall be satisfied in all material respects with the results of such due diligence investigation of the Share Repurchaser; (ii) the Shelf Registration (as hereinafter defined) shall have been declared effective by the Securities and Exchange Commission not later than the Maturity Date; and (iii) the Share Repurchaser shall maintain the effectiveness of the Shelf Registration until a sufficient number of Shares from the Reference Number of Shares held as part of the Collateral shall have been sold and shall have generated cash proceeds to the Share Seller equal to the Principal Amount or the Unwind Principal Amount, if applicable. If any of the foregoing conditions regarding registration have not been met on or prior to the dates specified in this Section, this Agreement will be settled in the manner contemplated by Section 2(c). The Share Repurchaser and the Share Seller shall cooperate in good faith as reasonably required in order to permit satisfaction of the foregoing conditions in a timely manner. In addition, if the Shelf Registration has been declared effective, but does not remain effective until enough Shares have been sold to generate cash proceeds to the Share Seller equal to the Principal Amount or the Unwind Principal Amount, if applicable, the Share Seller shall have the right to require that the Share Repurchaser repurchase for an amount up to the remaining Principal Amount or Unwind Principal Amount, if applicable, any unsold Shares which constitute part of the Reference Number of Shares held as Collateral at a price per share equal to the Initial Share Price. In the event that a sufficient number of Shares have been sold pursuant to the Registration Statement such that the Share Seller shall have received proceeds equal to the Principal Amount or the Unwind Principal Amount, if applicable, the Collateral Agent under Section 10 of the Pledge Agreement shall release from pledge to the Share Repurchaser all remaining Shares that then remain subject to the Pledge Agreement, or in the case of the Unwind Principal Amount, the number of Shares that relate to the Unwind Principal Amount. "Shelf Registration" means a registration statement in form and substance reasonably satisfactory to the Share Seller for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, registering the Share Seller's resale of the Reference Number of Shares held as part of the Collateral, or such lesser number of Shares in the case of the Unwind Principal Amount, in the manner or manners designated by the Share Seller. In the event Optional Share Settlement is elected by the Share Repurchaser, on each date Shares constituting part of the Reference Number of Shares held as Collateral are sold, the Collateral Agent shall deliver to the Share Repurchaser from the Reference Number of Shares held pursuant to Section 10 of the Pledge Agreement a number of Shares equal to the number of Shares sold on such day and the Share Repurchaser shall deliver to the Collateral Agent for the benefit of the Share Seller all of the proceeds received by the Share Repurchaser in connection with the sale of such shares up to an amount equal to the Principal Amount or the Unwind Principal Amount, if applicable. Upon delivery by the Share Repurchaser or any other party to the Collateral Agent for the benefit of the Share Seller of the proceeds obtained from such sales, the Principal Amount will be reduced effective as of the close of such day by the amount so received by the Share Seller. Any sale of the Reference Number of Shares that are held as part of the Collateral shall be completed no later than 60 Business Days following the Maturity Date (such day, the "Final Settlement Date"); provided that if there shall have occurred a Blackout Event during such period the Final Settlement Date shall be extended one Business Day for each Business Day on which there shall have occurred a Blackout Event provided that such extension shall not exceed 60 Business Days. In the event the Share Repurchaser shall have selected Optional Share Settlement, the Share Repurchaser shall also pay to the Share Seller an amount calculated with respect to each day after the Maturity Date equal to each day's remaining outstanding Principal Amount multiplied by the Floating Rate plus the Spread multiplied by one divided by 360, such amount payable on the Final Settlement Date. In the event there shall not have been sold enough Shares under the Shelf Registration necessary to pay the Principal Amount or the Unwind Principal Amount, if applicable, the Share Repurchaser shall arrange to deliver additional Shares to be sold under the Shelf Registration such that the aggregate proceeds received and paid to the Collateral Agent for the benefit of the Share Seller shall equal the Principal Amount or the Unwind Principal Amount, if applicable.

(ii) In the event the proceeds received by the Collateral Agent for the benefit of the Share Seller obtained in connection with the sale of the Shares held by the Collateral Agent (together with the proceeds of any additional Shares which may have been included by the Share Repurchaser) are less than the Principal Amount or the Unwind Principal Amount, if applicable, the Share Repurchaser shall be obligated to deliver to the Collateral Agent for the benefit of the Share Seller an amount in cash equal to the amount by which the Principal Amount or the Unwind Principal Amount, if applicable, exceeds the amount of proceeds received by the Collateral Agent for the benefit of the Share Seller in connection with such sales.

Section 3. Adjustments and Merger Events. In the event of (i) a subdivision, consolidation or reclassification of the Shares into a different number or kind of shares of stock, (ii) a dividend on the Shares paid in Shares or any non-cash consideration, (iii) a merger, consolidation, amalgamation, sub-division, recapitalization, reclassification, dissolution, liquidation, winding up or other similar event, or (iv) any other similar event which has a dilutive or concentrative effect on the Shares (each an "Adjustment Event"), which occurs after the Trade Date but before the Maturity Date, then in each case the Calculation Agent shall determine whether such event has a diluting or concentrative effect on the number of Shares and, after consultation with the Share Repurchaser, shall make any adjustments to the terms of this Agreement to preserve as nearly as practicable, the economic equivalent of the obligations of the parties hereto prior to such Adjustment Event.

Section 4. Representations. (a) Each party hereby represents to the other party as follows:

(i) Status. It is duly organized and validly existing under the laws of the jurisdiction or its organization or incorporation;

(ii) Powers. It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any material order or judgement of any court or other agency or government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Share Repurchaser represents and warrants to the Share Seller that the Share Repurchaser (i) is not entering into this Agreement on the basis of any material non-public information with respect to the Share Repurchaser and (ii) that on the date of any sale of Shares occurring as a result of Optional Share Settlement the Share Repurchaser is not in possession of any material non-public information which would otherwise prevent it from selling its own Shares.

(c) JPMSI represents and warrants to the Share Repurchaser that it has been duly authorized to act as the Share Seller's agent in entering into this Agreement on behalf of the Share Seller.

(d) Covenants. The parties hereby agree that for purposes of United States federal, state and local income or franchise tax and for any other tax imposed on or measured by income in any jurisdiction in the United States ("U.S. Taxation") that (i) the Principal Amount is a loan from the Share Seller to the Share Repurchaser and the parties will treat the Principal Amount as such, (ii) so long as there shall exist no Event of Default, the Share Repurchaser will be treated as the owner of all dividends and other distributions paid with respect to the Shares, and (iii) the Share Repurchaser will claim a deduction for interest in an amount equal to the payments required to be made under Section 2(a) hereof to the Share Seller with respect to the Shares and the Share Seller will recognize a like amount as interest income with respect to the Principal Amount being characterized as a loan for purposes of U.S. Taxation.

Section 5. Events of Default. (a) The occurrence at any time with respect to the Share Repurchaser (the "Defaulting Party") of any of the following events constitutes an event of default (an "Event of Default"):

(i) Failure to Pay or Deliver. Failure by the Share Repurchaser to make, when due, any payment or delivery under this Agreement required to be made by it if such failure is not remedied on or before the third Exchange Business Day after notice of such failure is given to the Share Repurchaser;

(ii) Misrepresentation. A representation in this Agreement proves to have been incorrect or misleading in any material respect when made;

(iii) Voluntary Bankruptcy, Etc. The Share Repurchaser or any Material Subsidiary (as such term is defined in the Credit Agreement) (A) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or (B) shall commence a voluntary case or other proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (C) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (D) shall make a general assignment for the benefit of creditors, or (E) shall fail generally to pay its debts as they become due, or (F) shall take any corporate action to authorize any of the foregoing;

            (iv) Involuntary Bankruptcy. An involuntary case or other proceeding (A) shall be commenced against the Share Repurchaser or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or (B) an order for relief shall be entered against the Share Repurchase or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(v) Merger Without Assumption. The Share Repurchaser consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets, to, another entity and, at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations such under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the Share Seller;

(vi) Cross Default. The Share Repurchaser or any Subsidiary (as such term is defined in the Credit Agreement) shall fail to make any payment in respect of Material Financial Obligations (as such term is defined in the Credit Agreement) when due or within any applicable grace period; or

            (vii) Cross Acceleration. Any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto and the maturity of Material Financial Obligations shall be accelerated a result thereof.

(b) The occurrence at any time with respect to the Share Seller (the "Defaulting Party") of any of the following events constitutes an event of default (an "Event of Default"):

(i) Failure to Pay or Deliver. Failure by the Share Seller to make, when due, any payment or delivery under this Agreement required to be made by it if such failure is not remedied on or before the third Exchange Business Day after notice of such failure is given to the Share Seller;

(ii) Misrepresentation. A representation in this Agreement proves to have been incorrect or misleading in any material respect when made; or

(iii) Pledge Agreement. (1) The Pledge Agreement shall cease, for any reason, to be in full force and effect or the Share Seller shall so assert in writing, (2) the lien created by the Pledge Agreement shall, by reason of any breach by the Share Seller of any of its covenants or other obligations contained in the Pledge Agreement, cease to be enforceable and of the same effect and priority purported to be created thereby or (3) there shall exist a Pledgor Event of Default (as defined in the Pledge Agreement); or

(iv) Guaranty At any time after the execution and delivery thereof, the Guaranty or any Provisions thereof shall cease to be in full force and effect as to the Guarantor, or the Guarantor or any person acting by or on behalf of the Guarantor shall deny or disaffirms the Guarantor's obligations under the Guaranty, or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty.

            Section 6. Remedies Upon Occurrence of Event of Default.

(a) If at any time an Event of Default with respect to a Defaulting Party has occurred and is then continuing, and (i) with respect to the Share Repurchaser if such event is an Event of Default specified in clauses (B) or (D) of Section 5(a)(iii) hereof, then an early termination of this Agreement will occur immediately upon the occurrence of the Event of Default specified in such clause, and (ii) if such event is any other Event of Default, then the Non-Defaulting Party shall have the right to immediately terminate this Agreement by giving written notice thereof to the Defaulting Party with a copy to the Collateral Agent.

(b) Upon any termination of this Agreement arising from an Event of Default, the Non-Defaulting Party shall be entitled to receive from the Defaulting Party any Loss that the Non-Defaulting Party shall have incurred in connection with this Agreement and the liquidation of its obligations with respect thereto. For purposes hereof, "Loss" shall mean any loss, cost of bargain, breakage costs, expense or other amounts incurred in connection with any liquidation of any hedge relating to this Agreement and the maintaining or re-establishing of any hedge relating to this Agreement (including, in the case of the Share Seller, any related funding costs incurred by the Share Seller), together with all reasonable out-of-pocket expenses, including legal fees, incurred by the Non-Defaulting Party by reason of the enforcement or protection of its rights under this Agreement or the Pledge Agreement. Any Loss until the date so paid shall accrue at a default rate of 2% in excess of the Non-Defaulting Party's cost of funds. The Non-Defaulting Party will determine its Loss as of the date of termination of this Agreement, or if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.

             Section 7. Notices. All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by certified or registered mail, postage prepaid, return receipt requested, or overnight delivery service, telex or telecopy to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

TO SHARE SELLER:

Morgan Guaranty Trust Company of New York
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Attention: Equity Derivatives Group
Telephone: (212) 648-1257/2510
Telecopy: (212) 648-5604

TO SHARE REPURCHASER:

IMC Global Inc.
2100 Sanders Road
Northbrook, Illinois 60062-6146

Attention: Assistant Treasurer
Telephone: 847/205-4826
Telecopy: 847/205-4930

Any notice, demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

Section 8. Set-Off. Any amount (the "Early Termination Amount") payable by the Non-Defaulting Party to the Defaulting Party or by the Defaulting Party to the Non-Defaulting Party under Section 6 of this Agreement, after the occurrence and continuation of an Event of Default will, at the option of the Non-Defaulting Party (and without prior notice to the Defaulting Party) be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Defaulting Party to the Non-Defaulting Party or by the Non-Defaulting Party to the Defaulting Party (irrespective of the currency, place of payment or booking office of such obligation) under any other agreement(s) between the Non-Defaulting Party and the Defaulting Party or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount(s) will be discharged promptly and in all respects to the extent it is so set-off). The Non-Defaulting Party will give notice to the other party of any set-off effected under this Section. If an obligation is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off otherwise available to a party (whether by operation of law, contract, or otherwise).

Section 9. Assignment. This Agreement may not be assigned or transferred, in whole or in part, without the prior written consent of the other party. Notwithstanding any other provision in this Agreement to the contrary requiring the Share Seller to purchase, sell, receive or deliver any shares or other securities to or from the Share Repurchaser, the Share Seller may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform the Share Seller's obligations with respect thereto and any such designee may assume such obligations. The Share Repurchaser need not be notified of such designation. The Share Seller shall be discharged of its obligations to the Share Repurchaser to the extent of such performance. The Share Seller will guaranty the obligations of any such affiliate hereunder pursuant to a guaranty in the form attached hereto as Exhibit B.

            Section 10. Governing Law; Counterparts; Amendments.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to choice of law doctrine, and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

(b) This Agreement may be executed in counterparts, each of which shall be deemed an original.

(c) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties.

Section 11. No Waiver. Any failure by any party to exercise any right hereunder or at law shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time hereunder.

Section 12. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 13. Limitation. Nothing expressed or implied herein is intended or shall be conquered to confer upon any person, firm or corporation other than the parties hereto, any rights remedy or claim by reason of this Agreement or any term hereof, and all terms contained herein shall be for the sole and exclusive benefit of the parties hereto, and their successors and permitted transferees.

Section 14. Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE PLEDGE AGREEMENT, OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY SUCH COURT.

Section 15. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or the Pledge Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and the Pledge Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section.

Section 16. Severability. If one or more provisions of this Agreement or the applicability of any such provisions to any set of circumstances shall be determined to be invalid or ineffective for any reason, such determination shall not affect the validity and enforceability of the remaining provisions or the applicability of the same provisions or any of the remaining provisions to other circumstances.

Section 17. Rule 10b-18. The Share Seller represents and warrants that any purchase of Shares in connection with its hedging of its obligations under this Agreement whether occurring on or prior to the Trade Date have been and shall be made in accordance with the provisions of Rule 10b-18 of the Securities and Exchange Act of 1934, as amended, as if such rule were applicable to this Agreement and the transactions contemplated herein.

Section 18. No Reliance. Each party will be deemed to represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary) (a) it is acting for its own account, and it has made its own independent decisions to enter into this Agreement and as to whether the transaction contemplated by this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisors (including its tax, legal, accounting and regulatory advisors) as it has deemed necessary; (b) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the transaction contemplated by this Agreement, it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into the transaction contemplated by this Agreement; (c) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction contemplated by this Agreement; (d) it is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the transaction contemplated by this Agreement; (e) it is also capable of assuming, and assumes, the financial and other risks contemplated by this Agreement.

             Section 19. Acknowledgment. The Share Repurchaser acknowledges that JPMSI has acted as agent for the Share Seller in connection with this Agreement and that JPMSI shall have no liability as principal with respect to the obligations of the Share Seller hereunder.

             Section 20. Early Termination. So long as there shall exist no Default or Event of Default and so long as no Trigger Date shall have occurred, the Share Repurchaser shall have the right upon 5 Business Days prior notice to the Share Seller to terminate not less than $10,000,000 in Principal Amount of this Agreement (the amount so requested to be terminated, the "Unwind Principal Amount") by notifying the Share Seller of the date such early termination shall occur which date shall not be earlier than the fifth Business Day following delivery of such notice to the Share Seller (such termination, the "Early Termination", and the date so designated by the Share Repurchaser, the "Early Termination Date"). In connection with such Early Termination, the parties shall be obligated to make the payments and deliveries required and to perform the obligations contemplated, and shall be entitled to exercise the rights contemplated, by Section 2 hereof (including with respect to any requirements, rights and obligations, of Section 2(e) if elected by the Share Repurchaser with respect to the Unwind Principal Amount) with respect to the amount so being terminated and the Share Seller shall be entitled to be compensated by the Share Repurchaser for any losses associated with any breakage costs relating to the Share Seller having funded its position in the Shares relating to the Principal Amount being terminated. In the event of an Early Termination, upon delivery by the Share Repurchaser of the Unwind Principal Amount, the Reference Number of Shares shall be reduced by the number of Shares that relate to the Unwind Principal Amount and the Principal Amount shall be reduced by the Unwind Principal Amount effective as of the Early Termination Date. The right contained in this Section shall be exercisable up to three times by the Share Repurchaser.

              Section 21. Unwind Event. If at any time the closing price of the Shares on the Exchange shall be equal to or less than 50% of the Initial Share Price (such date, the "Trigger Date"), the Share Seller may, at its option, designate a day that is at least five Business Days from the date of the notice specifying the occurrence of the Trigger Date (such date, the "Unwind Date"). The Agreement shall terminate on the Unwind Date unless prior to such date the Share Repurchaser shall have elected, by no less than three Business Days' notice given to the Share Seller prior to the Unwind Date, Optional Share Settlement and shall have satisfied the conditions contained in Section 2(e) (other than the condition set forth in the clause (iii) of the second sentence thereof to the extent that it relates to any period after the Unwind Date) as it relates to the Shares that are held by the Share Seller prior to or on the Unwind Date. The Share Repurchaser shall also be obligated to pay, promptly after the determination thereof, and in accordance with the Optional Share Settlement procedures contemplated by Section 2(e), an additional amount equal to the Share Seller's losses and costs in connection with this Agreement (which shall include the cost of terminating, liquidating, obtaining or reestablishing any hedge or related trading position). Any sale of Shares that is to occur as a result of a Trigger Date shall commence no later than the Unwind Date and in the event there shall occur a Blackout Event on the Unwind Date, the Share Repurchaser shall be obligated to pay to the Share Seller on the Unwind Date an amount equal to the Reference Number of Shares multiplied by the Initial Share Price together with an amount equal to the Share Seller's losses and costs in connection with this Agreement (which shall include the cost of terminating, liquidating, obtaining or reestablishing any hedge or related trading position), and the Collateral Agent will deliver the Reference Number of Shares and any other Collateral to the Share Repurchaser. In the event a Trigger Date shall have occurred and the Share Seller shall have designated an Unwind Date and the Share Repurchaser shall not have elected Optional Share Settlement pursuant to Section 2(e), the Share Repurchaser shall pay to the Share Seller on the Unwind Date an amount equal to the Reference Number of Shares multiplied by the Initial Share Price plus an additional amount equal to the Share Seller's losses and costs in connection with this Agreement (which shall include the cost of terminating, liquidating, obtaining or reestablishing any hedge or related trading position), and the Collateral Agent will deliver the Reference Number of Shares and any other Collateral to the Share Repurchaser.

             Section 22. Agreement Regarding Repurchases by Share Repurchaser of Shares. The Share Repurchaser agrees that if it repurchases its Shares such that if immediately following such purchase the quotient obtained dividing the Reference Number of Shares by the then-outstanding Shares of the Share Repurchaser would equal or exceed 4.99%, the Share Repurchaser and the Share Seller mutually agree to reset the terms of this Transaction to preserve the Share Seller's economics, including but not limited to reducing the Reference Number of Shares hereunder, so that the Share Seller does not become the beneficial owner of 4.99% or more of the outstanding Shares of the Share Repurchaser.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IMC GLOBAL INC.

By: _____________________
Title:

J.P. MORGAN SECURITIES INC.,
as agent for

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK

By: _____________________
Title:

EXHIBIT A

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of March 16, 2000 between MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Pledgor"), IMC GLOBAL INC. (the "Secured Party") and The Bank of New York, as Collateral Agent (the "Collateral Agent").

WHEREAS, the Pledgor and the Secured Party are parties to the Share Repurchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Repurchase Agreement"). Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Repurchase Agreement;

WHEREAS, the Pledgor has agreed to enter into this Pledge Agreement in order to secure its obligations under the Repurchase Agreement;

WHEREAS, the Secured Party has requested the Collateral Agent to maintain custody of the Collateral (as hereinafter defined) as agent of the Secured Party with respect to the Collateral in order to perfect its security interest in the Collateral;

NOW, THEREFORE, to secure the Pledgor's obligations under the Repurchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby specifically acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. The Pledgor hereby grants to the Secured Party a security interest in 5,400,000 shares of common stock, par value $1.00 per share, of the Secured Party (the "Collateral") delivered hereunder to the Collateral Agent as agent for the Secured Party to secure (i) the payment of dividends under Section 2(b) of the Repurchase Agreement and (ii) the delivery of the Reference Number of Shares to the Secured Party upon receipt by the Pledgor of payment by the Secured Party of the Principal Amount under Section 2(c) of the Repurchase Agreement (the obligations referred to in clauses (i) and (ii) being hereinafter collectively referred to as the "Secured Obligations").

2. Pledge. To secure the Secured Obligations, the Pledgor hereby pledges and assigns to the Secured Party the Collateral and delivers or causes to be delivered to the Collateral Agent as agent for the Secured Party either (i) certificates therefor, duly accompanied by stock powers duly executed in blank by the Pledgor to allow the Collateral Agent to register the Collateral in its name or (ii) the Reference Number of Shares in uncertificated form to be deposited and held by the Collateral Agent in its name at its account maintained at Depository Trust Company.

3. Assurances. (a) The Pledgor represents and warrants that the Collateral is and will be validly and duly pledged to the Secured Party in accordance with law, and agrees to defend the Secured Party's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever. The Pledgor also represents and warrants to the Secured Party that the Pledgor has, and will have upon deposit with the Secured Party, good title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests or proprietary rights of others of every nature whatsoever, and that no consent or approval of any governmental or regulatory authority, or of any securities exchange or person, was or is necessary to the validity of this pledge.

(b) The Pledgor represents and warrants that no liens, security interests or adverse claims, other than in favor of the Secured Party or the Collateral Agent pursuant to this Agreement, exist upon the Collateral.

4. Voting. So long as (a) there exists no Event of Default under the Repurchase Agreement with respect to the Secured Party and (b) the Collateral is pledged to the Secured Party hereunder, the Pledgor hereby agrees to abstain, unless otherwise directed by the Share Repurchaser, from voting any and all Collateral or from giving consents, waivers or ratifications in respect thereof.

5. Dividends and Other Distributions. So long as there exists no Event of Default under the Repurchase Agreement with respect to the Secured Party, all ordinary cash dividends and other cash distributions payable in respect of the Collateral shall be paid promptly upon receipt to the Secured Party in immediately available funds. The Secured Party shall also be entitled to receive directly, and to retain as part of the Collateral:

(a) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Collateral:

(b) all other or additional stock or other securities or property (other than cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c) all other or additional stock or other securities or property (other than cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or other similar corporate reorganization.

All dividends, distributions, or other payments which are received by the Pledgor contrary to the provisions of this Section 5 shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Pledgor and shall forthwith be paid over to the Secured Party as Collateral in the same form as received by the Pledgor (with any necessary endorsement or assignments).

6. Demands and Notices. In the event a Pledgor Event of Default has occurred and is continuing, no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Secured Party shall give the Pledgor at least five days' prior notice of the time and place of any public sale and of the time at which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Pledgor shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the Secured Party shall apply any residue to the payment of any amounts owed with regard to the Secured Obligations. The balance, if any, remaining after payment in full of all such amounts shall be paid to the Pledgor, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to the Secured Party.

7. Remedies, Etc., Cumulative. Each and every right, power and remedy provided herein in favor of the Secured Party now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to all other rights, powers and remedies in favor of secured parties existing at law or in equity or by statute or otherwise. The exercise by the Secured Party of one or more of the rights, powers or remedies provided for in this Pledge Agreement or in the Repurchase Agreement shall not preclude the simultaneous or later exercise by the Secured Party of all other such rights, powers and remedies, and no failure or delay on the part of the Secured Party shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

8.        Secured Party's Duties. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. The Pledgor releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Collateral and/or any actions, taken or omitted to be taken by the Secured Party with respect thereto in the absence of gross negligence or willful misconduct, and the Pledgor hereby agrees to hold the Secured Party harmless from and with respect to any and all such claims, causes of action and demands.

9.        Pledgor Event of Default. In addition to the Events of Default specified in the Repurchase Agreement, the occurrence at any time with respect to the Pledgor of any of the following events will constitute an event of default (a "Pledgor Event of Default") with respect to it hereunder and under the Repurchase Agreement:

             (a) any representation and warranty made by the Pledgor herein or in any instrument or document delivered pursuant hereto shall prove to be incorrect or misleading in any material respect on the date when made; or

             (b) the Pledgor shall fail to perform any term, covenant or agreement contained herein for 30 days after written notice thereof has been given to the Pledgor by the Secured Party.

10.      Termination of Pledge and Return of Collateral.

(a) Upon receipt by the Collateral Agent for the benefit of the Pledgor of the Principal Amount on the Maturity Date pursuant to Section 2(c) of the Repurchase Agreement, or upon exercise by the Secured Party of its right to Optional Share Settlement pursuant to Section 2(e) of the Repurchase Agreement whether relating to the Maturity Date, an Early Termination Date or a Trigger Date, together with receipt by the Collateral Agent for the benefit of the Pledgor of the applicable Principal Amount or the Unwind Principal Amount, if applicable, from the proceeds received from the sale of any Shares (or other Collateral) in connection with the Maturity Date, an Early Termination Date or a Trigger Date, as the case may be, the Collateral Agent shall deliver to the Secured Party such Shares (or other Collateral) constituting part of the Collateral and which relate to the Principal Amount, the Unwind Principal Amount or such Shares that relate to the Maturity Date, an Early Termination or a Trigger Date.

            (b) In the event the Repurchase Agreement shall terminate prior to the Maturity Date (other than pursuant to Section 20 or 21 of the Repurchase Agreement) or an early termination pursuant to Section 6(a) of the Repurchase Agreement shall have occurred with respect to the Secured Party, this Pledge Agreement shall terminate and the Pledgor shall be entitled to the return of all of the Collateral.

11. Collateral Agent.

(a) The Collateral Agent agrees to act as collateral agent of the Secured Party with respect to the Collateral and to maintain custody of the Collateral for the benefit of the Secured Party subject to the terms hereof solely for the purpose of perfecting Secured Party's security interest in the Collateral and enabling the Secured Party to enforce its rights with respect thereto. All Collateral shall be segregated from other assets of the Pledgor under any other agreement between The Bank of New York and the Pledgor. The Collateral shall be identified on the Pledgor's books and records as having been pledged to the Secured Party. The Collateral shall at all times remain the property of the Pledgor subject only to the extent of the interest and rights therein of the Secured Party as the secured party thereof pursuant to this Agreement.

(b) The Pledgor shall direct the Collateral Agent to release Collateral to the Secured Party by delivering written instructions to the Collateral Agent which instructions shall certify that the Principal Amount has been paid by the Secured Party to the Pledgor and that such release is authorized pursuant to Section 9(a) hereof. Upon receipt of such Collateral release instructions, the Collateral Agent shall promptly comply with such Collateral release instructions.

(c) In the event that an early termination pursuant to Section 6(a) of the Repurchase Agreement shall have occurred, the Pledgor shall promptly inform the Collateral Agent and the Secured Party by delivery of written notice, which notice shall (i) specify the date which is (or is deemed to be) the early termination date of the Repurchase Agreement and (ii) request the return of the Collateral to the Pledgor on such date pursuant to Section 9(b) hereof. On such date of early termination (or deemed date, as the case may be), the Collateral Agent shall release the Collateral to the Pledgor.

(d) The Collateral Agent's duties shall be limited to receiving, safe-keeping and delivering the Collateral as provided in this Agreement. The Collateral Agent undertakes to perform only such duties as are expressly provided for under this Agreement.

(e) The Collateral Agent's safekeeping responsibility shall be limited to exercising the care and diligence usually accorded by the Collateral Agent to its own property. The Collateral Agent, in its sole discretion, is authorized either to (i) retain physical possession of the Collateral or (ii) transfer possession thereof to the Collateral Agent's agent, which agent shall be acceptable to the Secured Party. The Collateral Agent is not authorized and will not make the Collateral available for share lending or to support any other transaction entered into by the Pledgor or the Collateral Agent.

(f) The Collateral Agent may rely, without liability, and shall be protected in acting or refraining from acting, upon any instruction, notice, request, direction or consent believed by it to be genuine and not inconsistent with any provision thereof and to have been signed, given or presented by or on behalf of the Pledgor or the Secured Party, as the case may be. The Collateral Agent may at any time request instructions from the Pledgor or the Secured Party, as the case may be, and may await such instructions without incurring liability. The Collateral Agent has no obligation to act in the absence of such requested instructions, but may, however, without liability take such ministerial actions as it deems advisable.

(g) The Pledgor and the Secured Party hereby acknowledge that neither the Collateral Agent nor any of its officers, employees, agents or advisers have made any representations, given any assurances, or expressed any opinions as to the effectiveness of any of the procedures and rights herein provided to secure payment and performance by each party of its obligations under the Repurchase Agreement.

(h) In the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, the Collateral Agent may seek the advice of legal external counsel, the reasonable fees and expenses of which shall be for the account of the Pledgor and the Secured Party, divided equally between them. The Collateral Agent shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

(i) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Collateral Agent shall deliver the Collateral or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Collateral, the Collateral Agent shall not be required to determine same and shall not make any delivery of the Collateral or any portion thereof but shall retain the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction (after all appeals have been finally determined or the time for further appeals has expired without an appeal having been made) which is binding on the Collateral Agent. The Collateral Agent shall assume that no such controversy has arisen unless it (i) has received a written notice from any party hereto that such a controversy has risen which notice refers specifically to this Agreement and identifies the adverse claimants to the controversy; (ii) receives contradictory instructions from the Pledgor and the Secured Party; or (iii) fails to receive a confirmation of an instruction required under this Agreement.

(j) The Pledgor agrees to pay to the Collateral Agent the fees as may be agreed upon from time to time. All expenses, including reasonable outside counsel fees (other than those specified in Section 11(h)), incurred by the Collateral Agent in carrying out its obligations under this Agreement shall be paid by the Pledgor.

(k) The Secured Party may remove the Collateral Agent as its collateral agent only for cause and upon 60 days' notice to the Collateral Agent and upon acceptance by a successor collateral agent satisfactory to the Pledgor and the Secured Party of all of the duties and obligations of the Collateral Agent under this Agreement. The Collateral Agent may resign as collateral agent under this Agreement at any time upon 60 days' written notice to the Secured Party and the Pledgor. Upon receipt of notice of the Collateral Agent's resignation, the Secured Party shall take steps reasonably necessary to appoint a qualified successor Collateral Agent acceptable to the Pledgor and the Secured Party. Upon acceptance by a successor collateral agent of its appointment pursuant to this Section, the Collateral Agent shall transfer all Collateral to the successor collateral agent which shall thereupon be substituted in place of the Collateral Agent under this Agreement, with all the rights, privileges and obligations of the Collateral Agent, and the Collateral Agent shall have no further obligations or duties under this Agreement. A successor collateral agent shall have no liability for, or any responsibility to inquire into, any acts or omissions of the Collateral Agent prior to such successor collateral agent's acceptance of appointment under this Agreement.

12. Notices, Demands. Any notice authorized or required by this Agreement shall be sufficiently given if in writing and addressed to the receiving party and hand delivered or sent by telecopy or other facsimile machine to the individuals at the address specified below or to such other person or persons as the receiving party may from time to time designate to the other parties in writing. Such notice shall be effective upon receipt but, in the event that notice is sent by telecopy or some other form of facsimile transmission, receipt will be considered to have occurred only after the sending party has verified receipt by telephoning the number herein provided for calls for confirmation.

TO THE COLLATERAL AGENT:

The Bank of New York
One Wall Street
Institutional Custody Division
New York, New York 10286

Attention: Julie Gilligan
Telephone: (212) 635-6754
Telecopy: (212) 635-6711

TO THE PLEDGOR:

Morgan Guaranty Trust Company of New York
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Attention: Equity Derivatives Group
Telephone (212) 648-1257/2510
Telecopy: (212) 648-5604

TO THE SECURED PARTY:

IMC Global, Inc.
2100 Sanders Road
Northbrook, Illinois 60062-6146

Attention: Assistant Treasurer
Telephone: 847/205-4826
Telecopy: 847/205-4930

13. Governing Law; Counterparts; Amendments.

(a) This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

(b) This Pledge Agreement may be executed in counterparts, each of which shall be deemed an original.

(c) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties.

14. No Waiver. Any failure by any party to exercise any right hereunder or at law shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time hereunder.

15. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

16. Limitation. Nothing expressed or implied herein is intended or shall be conquered to confer upon any person, firm or corporation other than the parties hereto, any rights remedy or claim by reason of this Pledge Agreement or any term hereof, and all terms contained herein shall be for the sole and exclusive benefit of the parties hereto, and their successors and permitted transferees.

17. Severability. If one or more provisions of this Pledge Agreement or the applicability of any such provisions to any set of circumstances shall be determined to be invalid or ineffective for any reason, such determination shall not affect the validity and enforceability of the remaining provisions or the applicability of the same provisions or any of the remaining provisions to other circumstances.

IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and the Secured Party have caused this Pledge Agreement to be duly executed as of the day and year first above written.

J.P. MORGAN SECURITIES INC.,
as agent for

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK

By: ______________________________
Name:
Title:

IMC GLOBAL INC.

By: _______________________________
Name:
Title:

THE BANK OF NEW YORK, as Collateral Agent

By:________________________________
Name:
Title:

EXHIBIT B

GUARANTY

Morgan Guaranty Trust Company of New York (the "Guarantor"), hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual performance and payment of all obligations due and owing of any affiliate it may designate (the "Affiliate") to IMC Global, Inc. ("Company") under the Issuer Share Repurchase Agreement dated as of March 16, 2000 (the "Obligations") when and as due (whether at maturity, upon acceleration or otherwise). In the case of the failure of the Affiliate to perform any Obligation, the Guarantor hereby agrees to perform such Obligation, or to cause such Obligation to be performed, promptly upon demand; provided, however, that any delay to make such demand by the Company upon the Guarantor shall in no event affect the Guarantor's obligations under this Guaranty.

Guarantor agrees that this Guaranty constitutes a guaranty of performance when due and not of collection and waives any right to require that any resort be had by any person to any security held for payment or performance of the Obligations. Guarantor hereby waives any presentment to, demand of payment from and protest to the Affiliate of the Obligations and also waives notice of acceptance of this Guaranty and notice of protest for nonperformance or nonpayment. Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Obligations, the absence of any action to enforce the same, any waiver or consent by the Company concerning the Obligations, or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor.

Guarantor further agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time performance or payment, or any part thereof, on the Obligations is rescinded or must otherwise be restored on the bankruptcy or reorganization of the Affiliate, or otherwise.

This Guaranty becomes effective concurrent with the effectiveness of the Obligations and shall terminate on the maturity and full performance or payment of the Obligations whether by the Affiliate or the Guarantor under this Guaranty.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of March 30, 2000.

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK

By:_________________________
Name: Peter Holland
Title: Managing Director